The Law Office of James G. Dodrill II, P.A.
                              3360 NW 53rd Circle
                             Boca Raton, FL  33496
                               Tel. 561-862-0529
                               Fax: 561-862-0927
                            jimdodrill@adelphia.net
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April 17, 2002


US Patriot, Inc.
5401 Forest Drive
Columbia, South Carolina 29206


RE:      US PATRIOT, INC.
         REGISTRATION STATEMENT ON FORM SB-2
         -----------------------------------

Gentlemen:

         At your request, I have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by US Patriot, Inc. (the "Company"), a South Carolina corporation, with the Securities and Exchange
Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,670,000 shares of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock") to be sold by certain selling shareholders of the Company, and 500,000 shares of the Common Stock to be sold by the Company, as identified in the Registration Statement.

         As your corporate counsel, and in connection with the preparation of this opinion, I have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock, as I deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is my opinion that the shares of Common Stock to be sold by the Company will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power, and has properly issued the shares. It is further my opinion that the shares of Common Stock to be sold by the selling shareholders will, when sold, be legally issued, fully paid, and nonassessable and that the Company has the power and has properly issued the shares.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                    Very truly yours,
                                    LAW OFFICE OF JAMES G. DODRILL II, P.A.



                                    /s/ Jim Dodrill
                                    --------------------
                                    Jim Dodrill, Esq.